UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

Form 8-K

Current Report

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): March 10, 2015

SunPower Corporation

(Exact name of registrant as specified in its charter)

001-34166

(Commission File Number)

Delaware	94-3008969
(State or other jurisdiction of incorporation)	(I.R.S. Employer Identification No.)

77 Rio Robles, San Jose, California 95134

(Address of principal executive offices, with zip code)

(408) 240-5500

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01.	Entry Into a Material Definitive Agreement.

The description of the master formation agreement set forth in Item 8.01 is incorporated by reference herein.

Item 8.01.	Other Events.

On March 10, 2015, First Solar, Inc. (“First Solar”) and SunPower Corporation (“SunPower” and, together with First Solar, the “sponsors”) entered into a master formation agreement (the “MFA”) to form a joint venture to own, operate and acquire solar energy systems.

The MFA provides for the formation of 8point3 Holding Company, LLC (“Holdings”), which is the principal joint venture entity, 8point3 Energy Partners LP (the “Partnership”), 8point3 General Partner, LLC (the “General Partner”), which is the Partnership’s general partner, and 8point3 Operating Company, LLC (“OpCo”), including the respective organizational documents. In addition, the MFA provides for the initial contributions of the Project Entities (as defined below) by First Solar and SunPower.

Pursuant to the MFA, First Solar and SunPower have agreed to use commercially reasonable efforts to effect the closing of an initial public offering of the Partnership (the “IPO”) by December 31, 2015. Upon the closing of the IPO, Holdings will be the sole owner of the General Partner and will own all of the incentive distribution rights (“IDRs”) in OpCo, which represent a variable interest in distributions after certain distribution thresholds are met. At formation, First Solar and SunPower will each own a 50% economic interest and a 50% voting interest in Holdings, both of which are subject to adjustment over time. Commencing as of December 1, 2019, First Solar and SunPower’s respective economic interests in Holdings will be subject to annual adjustment based on the amount of cash flow generated by the projects First Solar or SunPower, as applicable, have contributed to the Partnership, including any solar energy projects contributed after the closing of the IPO. In addition, the distributions payable in any fiscal year to each of First Solar and SunPower on its respective economic interests in Holdings will be subject to reallocation to the other sponsor based on the relative performance of the assets contributed by each of First Solar and SunPower compared with the projected performance of such assets at the time of contribution. First Solar’s and SunPower’s respective voting interests in Holdings also will be subject to a one-time adjustment, giving either First Solar or SunPower primary control of the management of Holdings and the Partnership in the event either First Solar or SunPower holds a substantial majority of the economic interest in Holdings for an agreed period. While neither First Solar nor SunPower is obligated to offer additional projects to OpCo, the Holdings limited liability company agreement provides a mechanism for First Solar and SunPower to offer additional projects in a manner designed to achieve a targeted growth rate (as jointly determined by the sponsors) and for each sponsor to maintain a relatively equal ownership percentage in the joint venture.

Pursuant to the Holdings limited liability company agreement, each of First Solar and SunPower shall have the right to designate two members of the General Partner’s board of directors. The three remaining directors of the General Partner shall be independent directors and shall be designated by holders of the majority of the voting interest in Holdings. Under the Holdings limited liability company agreement, SunPower will have the right to select the initial Chief Executive Officer of the General Partner, and First Solar will have the right to select the initial Chief Financial Officer of the General Partner, each of whom will be subject to approval by the General Partner’s board of directors and will serve for a two-year term. Upon the expiration of such term of service, the other sponsor may select a replacement designee for such office for appointment by the board of directors of the General Partner. The right to appoint such officers will rotate between the sponsors as each subsequent two-year term expires. Any sponsor’s right to appoint directors and officers of the General Partner shall terminate if such sponsor fails to maintain a certain level of economic interests in Holdings for an agreed period of time. Such sponsor shall regain such right at the time the projects contributed by such sponsor produce sufficient cash flows to OpCo for a requisite period, as set forth in the Holdings limited liability company agreement.

Upon the closing of the IPO, the Partnership will own a controlling non-economic managing member interest in OpCo and a limited liability company interest in OpCo represented by OpCo common units, and First Solar and SunPower will each own a limited liability company interest in OpCo represented by both OpCo common and subordinated units. The OpCo limited liability company agreement provides for distributions of available cash from operating surplus each quarter to the Partnership, First Solar, SunPower and Holdings in respect of common units, subordinated units and IDRs of OpCo.

The initial assets to be contributed by First Solar to OpCo will include First Solar’s direct or indirect equity interests (including minority interests in certain circumstances) in:

•	Lost Hills Solar, LLC, which is developing a new solar energy project located in Kern County, California with an expected nameplate capacity of 20 MW;

•	Blackwell Solar, LLC, which is developing a new solar energy project located in Kern County, California with an expected nameplate capacity of 12 MW;

•	Maryland Solar LLC, which owns an operational solar energy project located in Washington County, Maryland with a nameplate capacity of 20 MW;

•	North Star Solar, LLC, which is developing a new solar energy project located in Fresno County, California with an expected nameplate capacity of 60 MW; and

•	SG2 Imperial Valley, LLC, which owns an operational solar energy project located in Imperial County, California with a nameplate capacity of 150 MW (collectively, the “First Solar Project Entities”).

The initial assets to be contributed by SunPower to OpCo will include SunPower’s direct or indirect equity interests in:

•	Solar Star California XXX, LLC, which is developing a new solar energy project consisting of seven sites in California on property owned or leased by Macy’s Corporate Services, Inc. with an expected total nameplate capacity of 3 MW;

•	Solar Star California XIII, LLC, which is developing a new solar energy project located in Merced County, California with an expected nameplate capacity of 108 MW;

•	Solar Star California XXXI, LLC, which is developing a new solar energy project located in Riverside County, California with an expected nameplate capacity of 7 MW;

•	Solar Star California XXXII, LLC, which is developing a new solar energy project located in Solano County, California with an expected nameplate capacity of 13 MW; and

•	SunPower Residential I, LLC, SunPower SolarProgram I, LLC and SunPower SolarProgram II, LLC, which collectively own approximately 5,900 solar installations located at homes in nine states, including Arizona, California, Colorado, Hawaii, Massachusetts, New Jersey, New York, Pennsylvania and Vermont with an approximate total nameplate capacity of 39 MW (collectively, the “SunPower Project Entities” and, together with the First Solar Project Entities, the “Project Entities”).

As part of the contributions of the Project Entities, First Solar and SunPower will make standard representations and warranties to each other regarding their respective Project Entities as of the date of the MFA and the consummation of the transactions contemplated by the MFA and agree to indemnify each other for certain matters.

Subject to certain regulatory approvals and other closing conditions described herein, concurrently with the consummation of the transactions contemplated by the MFA:

1.	OpCo will enter into right of first offer agreements with each of First Solar and SunPower (each, a “ROFO Agreement”). Under its ROFO Agreement, First Solar and SunPower, as applicable, will grant OpCo a right of first offer on any proposed sale, transfer or other disposition of any of certain solar energy projects, or any portion thereof, for a period of five years following the closing of the IPO. The specific projects that will be subject to this right of first offer will be jointly determined by First Solar and SunPower prior to the consummation of the transactions contemplated by the MFA.

2.	The Partnership, the General Partner, OpCo and Holdings will enter into management services agreements (each, an “MSA”) with an affiliate of SunPower and a separate, but similar, MSA with an affiliate of First Solar (each, under its respective MSA, a “Service Provider”). Pursuant to each MSA, the Service Provider will agree to provide, or arrange for others to provide, certain management and administrative services to the General Partner, OpCo, Holdings and the Partnership. Under the MSAs, the Partnership and Holdings each will be required to pay the applicable Service Provider an annual management fee and reimburse such Service Provider for out of pocket fees, costs and expenses.

3.	First Solar, SunPower, OpCo, the General Partner, Holdings and the Partnership will enter into an omnibus agreement (the “Omnibus Agreement”). Pursuant to the Omnibus Agreement, (i) each of First Solar and SunPower will be granted an exclusive right to perform certain services not otherwise covered by an operations and maintenance agreement or asset management agreement on behalf of its contributed Project Entities, (ii) with respect to any project that is owned by a contributed Project Entity and has not achieved commercial operations as of the consummation of the IPO, First Solar or SunPower, as applicable, will agree to pay to OpCo all costs required to complete such project, as well as certain liquidated damages in the event such project fails to achieve operability pursuant to an agreed schedule, (iii) subject to agreed limits, each of First Solar and SunPower will agree to indemnify OpCo for certain costs it incurs with respect to certain tax-related events, and (iv) the parties to the Omnibus Agreement will agree to a mutual undertaking regarding confidentiality and use of names and insignias.

4.	The Partnership will enter into an exchange agreement with First Solar, SunPower, OpCo and the General Partner, under which each of First Solar and SunPower can tender OpCo common units and an equal number of the Partnership’s Class B shares (together referred to as the “Tendered Units”) for redemption to OpCo and the Partnership. Each sponsor has the right to receive, at the election of OpCo, either the number of the Partnership’s Class A shares equal to the number of Tendered Units or, subject to the approval of the conflicts committee of the General Partner, a cash payment equal to the number of Tendered Units multiplied by the then current trading price of the Partnership’s Class A shares. In addition, the Partnership will have the right, but not the obligation, to directly purchase such Tendered Units for, at the election of the selling sponsor, Class A shares or, subject to the approval of the conflicts committee of the General Partner, cash.

5.	The Partnership will also enter into a registration rights agreement with First Solar and SunPower under which each of First Solar and SunPower will be entitled to demand registration rights, including the right to demand that a shelf registration statement be filed, and “piggyback” registration rights for the Partnership’s Class A shares that it owns or acquires.

6.	In addition, the Partnership will enter into an equity purchase agreement with OpCo, under which the Partnership will use all of the net proceeds of the IPO to purchase OpCo common units from OpCo. OpCo will use the funds it receives under the agreement for general corporate purposes, including to fund future acquisition opportunities, and to make distributions to the sponsors. Concurrently with the closing of the IPO, OpCo also intends to enter into a term loan facility, the proceeds of which will be used by OpCo to pay distributions to the sponsors, and a revolving credit facility, the proceeds of which can be used by OpCo to fund its operations and/or future acquisitions.

The consummation of the transactions contemplated by the MFA is subject to certain regulatory approvals and customary closing conditions, including (i) approval by the Federal Energy Regulatory Commission, (ii) the substantially simultaneous closing of the IPO on terms reasonably acceptable to each of First Solar and SunPower, (iii) OpCo having obtained revolving credit and term loan facilities with terms reasonably acceptable to each of First Solar and SunPower, (iv) consummation of the sale by First Solar of approximately 51% of its interests in certain of the First Solar Project Entities, (v) the terms of any material contract related to the Project Entities of one sponsor that is entered into or amended prior to the closing being reasonably acceptable to the other sponsor and (vi) consents and other customary closing conditions. Either First Solar or SunPower may terminate the MFA if the closing of the IPO has not occurred before December 31, 2015. Until the closing, each of First Solar and SunPower will be required to maintain its assets that are being contributed to the joint venture and avoid making any material changes to the operations of such assets.

The foregoing descriptions of the MFA and the agreements related thereto are only summaries, do not purport to be complete and are qualified in their entirety by reference to the full text of the MFA. A copy of the MFA, including the forms of the Holdings Amended and Restated Limited Liability Company Agreement, General Partner Amended and Restated Limited Liability Company Agreement, Amended and Restated Agreement of Limited Partnership of the Partnership, Operating Company Amended and Restated Limited Liability Company Agreement, Omnibus Agreement, ROFO Agreements, Exchange Agreement, Registration Rights Agreement, Management Services Agreements and Purchase Agreement, is filed as Exhibit 2.1 hereto and is incorporated herein by reference.

This report does not constitute an offer to sell or a solicitation of an offer to buy any securities described herein, nor shall there be any offer, solicitation or sale of such securities in any state or jurisdiction in which such an offer, solicitation or sale would be unlawful before registration or qualification under the securities laws of any such state or jurisdiction.

Forward-Looking Statements

This report includes forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. Forward-looking statements are statements that do not represent historical facts and may be based on underlying assumptions. SunPower uses words and phrases such as “will,” “shall,” “would,” “expect,” “obligated to,” and “may” to identify forward-looking statements. Forward-looking statements in this report include, but are not limited to, statements regarding the formation of the Partnership, the transactions contemplated by the MFA and the IPO, and their respective approvals and timelines. These forward-looking statements are based on SunPower’s current assumptions, expectations and beliefs and involve substantial risks and uncertainties that may cause results, performance or achievement to materially differ from those expressed or implied by these forward-looking statements. Factors that could cause or contribute to such differences include, but are not limited to, an inability to satisfy closing conditions to the MFA, a failure to obtain applicable regulatory approvals, unfavorable market conditions, either party exercising its termination rights under the MFA and other factors discussed in the filings SunPower makes with the SEC from time to time, including its most recent reports on Form 10-K and Form 10-Q, particularly under the heading “Risk Factors.” Copies of these filings are available online from the SEC or on the SEC Filings section of SunPower’s Investor Relations website at investors.sunpower.com. All forward-looking statements in this report are based on information currently available to SunPower, and SunPower assumes no obligation to update these forward-looking statements, except as required by law.

Item 9.01.	Financial Statements and Exhibits.

(d) Exhibits

Exhibit No.	Description
2.1	Master Formation Agreement, dated as of March 10, 2015, by and between First Solar, Inc. and SunPower Corporation.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SUNPOWER CORPORATION

March 10, 2015	By:	/S/ CHARLES D. BOYNTON
	Name:	Charles D. Boynton
	Title:	Executive Vice President and Chief Financial Officer

EXHIBIT INDEX

Exhibit No.	Description

2.1	Master Formation Agreement, dated as of March 10, 2015, by and between First Solar, Inc. and SunPower Corporation.